Exhibit 99.1

       Ultralife Batteries, Inc. Awarded $13 Million Army Battery Contract

    NEWARK, N.Y.--(BUSINESS WIRE)--Dec. 10, 2003--Ultralife Batteries, Inc. (NASDAQ:ULBI) has been awarded a production contract for its BA-5390/U battery valued at approximately $13 million, by the U.S. Army Communications Electronics Command (CECOM). It is expected that battery shipments will be completed within the first half of 2004.
    John D. Kavazanjian, Ultralife's president and chief executive officer, said, "This contract is one of a number of large orders we have received from CECOM and supports our ongoing production ramp-up for our BA-5390 battery. It also further solidifies our confidence in achieving revenues of over $100 million in 2004."
    Joseph Barrella, Ultralife's senior vice president of new business development, said, "This contract strengthens Ultralife's position as the world's leading supplier of lithium/manganese dioxide batteries to the military, and affirms the increasing demand for and recognition of the superiority of our BA-5390 battery over other battery systems."
    This contract announcement is not related to the upcoming Next Gen II Phase IV, 5-year battery procurement for this and other military batteries in which Ultralife will participate through the competitive bidding process, which is expected to begin in early 2004.
    The BA-5390/U is a lithium/manganese dioxide primary (non-rechargeable) battery, and, with 50 percent more energy, is an alternative to the lithium/sulfur dioxide BA-5590/U battery, the most widely used military battery in the U.S. Armed Forces. The BA-5390/U is widely used to power more than 50 military applications, such as the AN/PRC-119 SINCGARS (Single Channel Ground and Airborne Radio System) and the Javelin Medium Anti-Tank Missile Control Launch Unit. The BA-5390/U provides soldiers with the latest and best battery technology in a cost effective manner. More energy in each battery provides longer mission time with fewer batteries for soldiers to carry, and fewer batteries to ship and dispose of, all of which reduce cost to the Army.

    About Ultralife Batteries, Inc.

    Ultralife is a leading developer, manufacturer, and marketer of standard and customized lithium primary (non-rechargeable), lithium ion and lithium polymer rechargeable batteries. Ultralife's high-energy batteries use advanced lithium technology and are used in military, industrial and consumer portable electronic products. Through its range of standard products and ability to customize for a wide range of applications, Ultralife is able to provide the next generation of battery solutions. OEM, retail and government customers include Energizer, Kidde Safety, Philips Medical Systems, Radio Shack and the national defense agencies of the United States and United Kingdom, among others.
    Ultralife's headquarters, principal manufacturing and research facilities are in Newark, New York, near Rochester. Ultralife (UK) Ltd., a second manufacturing and research facility, is located in Abingdon, U.K. Both facilities are ISO-9001 certified.

    This press release may contain forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include: worsening global economic conditions, increased competitive environment and pricing pressures, disruptions related to restructuring actions and delays. Further information on these factors and other factors that could affect Ultralife's financial results is included in Ultralife's Securities and Exchange Commission (SEC) filings, including the latest Annual Report on Form 10-K.
    Detailed information on Ultralife is available at the Company's web site, www.ultralifebatteries.com.
    Ultralife(R) is a registered trademark of Ultralife Batteries, Inc.


    CONTACT: Ultralife Batteries, Inc.
             Peter Comerford, 315-332-7100
             pcomerford@ulbi.com
              or
             Investor Relations Contact:
             Lippert/Heilshorn & Associates, Inc.
             Jody Burfening, 212-838-3777
             jks@lhai.com
              or
             Media Contact:
             Lippert/Heilshorn & Associates, Inc.
             Chenoa Taitt, 212-201-6635
             ctaitt@lhai.com